PARTICIPATION AGREEMENT

AMONG

SECURITY BENEFIT LIFE INSURANCE COMPANY,

AND

CITIGROUP GLOBALMARKETS INC.

     THIS AGREEMENT, dated as of the 29th day of September, 2005, by and among Security Benefit Life Insurance Company, (the "Company"), a stock life insurance company organized under the laws of the State of Kansas, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto, as may be amended from time to time (each an "Account"), and Citigroup Global Markets Inc (the "Distributor"), a Delaware Corporation.

     WHEREAS, the shares of beneficial interest/common stock of each Fund ("Fund") are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (each a "Portfolio"); and

     WHEREAS, the Fundis registered as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act") and shares of the Portfolios are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

     WHEREAS, the Distributor, which serves as Distributor of Fund shares, is duly registered as a broker-dealer under the Securities Exchange Act of 1934 (the "1934 Act"), as amended; and

     WHEREAS, the Company has issued or will issue certain variable annuity contacts supported wholly or partially by the Account (the "Contracts"), and said Contracts are listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement; and

     WHEREAS, the Account is duly established and maintained as a segregated asset account, duly established by the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid Contracts; and

     WHEREAS, the Company intends to purchase shares in the Portfolios listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement (the "Designated Portfolios"), on behalf of the Account to fund the aforesaid Contracts;

     NOW, THEREFORE, in consideration of their mutual premises, the Company, the Fund and the Adviser agree as follows:

ARTICLE I. SALE OF FUND SHARES

1.1. Subject to Article X hereof, the Distributor agrees to make available to the Company for purchase on behalf of the Account, shares of the Designated Portfolios, such purchases to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, (i) the Portfolios (other than those listed on Schedule A) in existence now or that may be established in the future will be made available to the Company only as the Fund may so provide, and (ii) the Board of the Fund (the "Board") may suspend or terminate the offering of shares of any Designated Portfolio or class thereof upon written notice to the Company, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is necessary and in the best interests of the shareholders of such Designated Portfolio.

1.2. The Fund shall redeem, at the Company's request, any full or fractional Designated Portfolio shares held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, the Fund may delay redemption of Fund shares of any Designated Portfolioto the extent permitted by the 1940 Act, and any rules, regulations or orders thereunder.

1.3. PURCHASE AND REDEMPTION PROCEDURES

(a) The Distributor hereby appoints the Company as an agent of the Distributorfor the limited purpose of receiving and accepting purchase and redemption requests on behalf of the Account (but not with respect to any Fund shares that may be held in the general account of the Company) for shares of those Designated Portfolios madeavailable hereunder, based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the Contracts or the Account. Receipt and acceptance of any such request (or relevant transactional information therefore) on any day the New York Stock Exchange is open for trading and on which a Designated Portfolio calculates its net asset value (a "Business Day") pursuant to the rules of the Securities and Exchange Commission ("SEC"), by the Company as such limited agent of the Distributor prior to the time that the Fund ordinarily calculates its net asset value, currently 4:00 p.m. Eastern Time, as described from time to time in the Fund's prospectus shall constitute receipt and acceptance by the Designated Portfolio on that same Business Day, provided that the Fund receives notice of such request by 9:30 a.m. Eastern Time on the next following Business Day.

(b) The Company shall pay for shares of each Designated Portfolio on the same Business Day that it notifies the Fund of a purchase request for such shares. Payment for Designated Portfolio shares shall be made in federal funds transmitted to the Fund or other designated person by wire to be received by 3:00 p.m. Eastern Time on the Business Day the Fund is notified of the purchase request for Designated Portfolio shares (unless the Fund determines and so advises the Company that sufficient proceeds are available from redemption of shares of other Designated Portfolios effected pursuant to redemption requests tendered by the Company on behalf of the Account, or unless the Fund otherwise determines and so advises the Company to delay the date of payment, to the extent the Fund may do so under the 1940 Act), If federal funds are not received on time, such funds will be invested, and Designated Portfolio shares purchased thereby will be issued, as soon as practicable and the Company shall promptly, upon the Fund's request, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowing or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such purchase request. Upon receipt of federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

(c) Payment for Designated Portfolio shares redeemed by the Account or the Company shall be made by the Fund in federal funds transmitted by wire to the Company or any other designated person by 3 p.m. Eastern Time on the same Business Day the Fund is properly notified of the redemption order of such shares (unless redemption proceeds are to be applied to the purchase of shares of other Designated Portfolios in accordance with Section 1.3(b) of this Agreement), except that the Fund reserves theright to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 ACT and any rules thereunder, and in accordance with the procedures and policies of the Fund as described in the then-current prospectus.

Any purchase or redemption request for Designated Portfolio shares held or to be held in the Company's general account shall be effected at the net asset value per share next determined after the Fund's receipt and acceptance of such request, provided that, in the case of a purchase request, payment for Fund shares so requested is received by the Fund in federal funds prior to close of business for determination of such value, as defined from time to time in the Fund's prospectus.

1.4 The Fund shall use its best efforts to make the net asset value per share for each Designated Portfolio available to the Company by 6:30 p.m. Eastern Time each Business Day, and in any event, as soon as reasonably practicable after the net asset value per share for such Designated Portfolio is calculated, and shall calculate such net asset value in accordance with the Fund's prospectus. If the Fund provides the Company with materially incorrect share net asset value information, the Company on behalf of theAccount, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value. Any material error in the calculation of the net asset value per share, dividend or capital gain information shall be reported promptly to the Company upon discovery. In the event that any such material error is the result of the gross negligence of the Fund, or its designated agent for calculating the net asset value, any administrative or other costs or losses incurred for correcting underlying Contract owner accounts shall be at the Adviser's expense.

1.5. The Fund shall use its best efforts to furnish notice (by wire or telephone followed by written confirmation) to the Company of any income dividends or capital gain distributions payable on any Designated Portfolio shares by the record date, but in no event later than 6:30 p.m. Eastern Time on the ex-dividend date. The Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Designated Portfolio shares in the form of additional shares of that Designated Portfolio. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and capital gain distributions in cash. The Fund shall notify the Company promptly of the number of Designated Portfolio shares so issued as payment of such dividends and distributions.

1.6 Issuance and transfer of Fund shares shall be by book entry only Share certificates will not be issued to the Company or the Account. Purchase and redemption orders for Fund shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

1.7 (a) The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund's shares may be sold to other insurance companies and the cash value of the Contracts may be invested in other' investment companies.

(b) The Company shall not, without prior notice to the Adviser (unless otherwise required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act.

(c) The Company shall not, without prior notice to the Adviser (unless otherwise required by applicable law), induce Contract owners to change or modify the Fund or change the Fund's investment adviser.

(d) The Company shall not, without prior notice to the Fund, induce Contract owners to vote on any matter submitted for' consideration by the shareholders of the Fundin a manner other than as recommended by the Board.

1.8. The parties may agree, in lieu of the procedures set forth above in this Article 1, to place and settle trades for Fund shares through a clearing corporation, In the event that such a clearing corporation is used, the parties agree to abide by the rules of the clearing corporation.

1.9. The Company agrees to maintain records sufficient to identify the date and time of receipt of all transactions and shall makesuch records available upon request for examination by Distributor (and at Distributor's expense) or its designated representative, at the request of the transfer agent or by appropriate governmental authorities Under no circumstances shall Company change, alter or manipulate any transactions received by you in good order.

1.10. Company represents that there are controls in place designed to prevent market timing.

ARTICLE II. REPRESENTATIONS AND WARRANTIES

2.1. The Company represents and warrants that the Contracts (a) are, or prior to issuance will be, registered under the 193.3 Act, or (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal securities and state securities and insurance laws The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account as a segregated asset account under Kansas insurance laws, and that it (a) has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or alternatively (b) has not registered the Account in proper reliance upon an exclusion from registration under the 1940 Act.

2.2. The Distributor represents and warrants that Designated Portfolio shares sold pursuant to this Agreement shall be registered under the 1933 Act, shall be duly authorized for issuance and sold in compliance with applicable state and federal securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fundshall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance withthe laws of the various states only if and to the extent deemed advisable by the Fund.

2.3. The Distributor represents and warrants that the Fund is lawfully organized and validly existing under the laws of the State of Maryland or the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act, including, without limitation, Rule 38a-1 under the 1940 Act.

2.4. The Distributor represents and warrants that the investment adviser to the Fund (the "Adviser") is registered as an investment adviser with the SEC and that the Advisor does and will comply in all material respects with the Investment Advisers Act of 1940, including, without limitation, Rule 206(4)-7 under the Investment Advisers Act.

2.5. The Distributor represents and warrants, for itself and for the Fund, that all of the trustees/directors, officers, employees, and other individuals or entities dealing with the money and/or securities of the Fund are and shall continue to be at all times coveted by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required currently by Rule 17g-l of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.6. The Distributor represents and warrants that it is registered as a broker/dealer under the 1934 Act and that it does and will comply in all material respects with all applicable state and federal securities laws in the performance of its obligations for the Fund.

2.7. Company represents that the provisions of Title II of the United States Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, as amended, and the rules promulgated thereunder and any related state, self regulatory organization and SEC anti-money laundering laws, rules and regulations and any local laws, rules or regulations requiring anti-money laundering procedures or compliance are not applicable to it or to the Accounts and that it does not have procedures to comply with such laws, rules or regulations. Company represents that if in the future it is required to comply with such laws, rules or regulations it will fully comply with such laws, rules or regulations or will notify Distributor of its determination not to comply with such laws, rules or regulations.

ARTICLE III. PROSPECTUSES AND PROXY STATEMENTS; VOTING

3.1. The Distributor shall provide the Company with as many printed copies of the current prospectus, current Statement of Additional Information ("SAI"), supplements, proxy statements, and annual or semi-annual reports of each Designated Portfolio as the Company may reasonably request to deliver to existing Contract owners and for marketing of the Contracts. If requested by the Company in lieu thereof, the Fund shall provide such documents (including a "camera-ready" copy of such documents as set in type, a diskette in the form sent to the financial printer, or anelectronic copy of the documents in a format suitable for posting on the Company's website, all as the Company may reasonably request) and such other assistance as is reasonably necessary in order for the Company to have prospectuses, SAIs, supplementsand annual or semi-annual reports for the Contracts and the Fund printed together in a single document or posted on the Company's web-site or printed individually by the Company if it so chooses The expenses associated with printing and providing such documentation shall be as set forth in Article V.

3.2. The Fund's prospectus shall state that the current SAI for the Fund is available.

3.3. The Fund shall provide the Company with information regarding the Fund's expenses, which information may include a table of fees and related narrative disclosure for use in any prospectus or other descriptive document relating to a Contract. The Company agrees that it will use such information substantially in the form provided. The Company shall provide prior written notice of any proposed modification of such information, which notice will describe the manner in which the Company proposes to modify the information, and agrees that it may not modify such information in any way without the prior consent of the Distributor, which consent shall not be unreasonably withheld.

3.4. So long as, and to the extent the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners, or to the extent otherwise required by law, the Company shall, at the Company's option, follow one of the two methods described below to provide pass-through voting privileges to contract owners:

(a) Provide a list of Contract owners with value allocated to a Designated Portfolio as of the record date to the Fund or its agent in order to permit the Fund to send solicitation material and gather voting instructions from Contract owners on behalf of the Company. The Company shall also provide such other information to the Fund as is reasonably necessary in order for the Fund to properly tabulate votes for Fund initiated proxies. In the event that the Company chooses this option, the Fund shall be responsible for properly "echo voting" shares of a Designated Portfolio for which no voting instructions have been received.

(b) Solicit voting instructions from Contract holders itself and vote shares of the Designated Portfolio in accordance with instructions received from Contract holders. The Company shall vote the shares of the Designated Portfolios for which no instructions have been received in the same proportion as shares of the Designated Portfolio for which instructions have been received,

3.5. The Company reserves the right to vote Fund shares held in its general account in its own right, to the extent permitted by applicable laws.

ARTICLE IV. SALES MATERIAL AND INFORMATION

4.1. The Company shall furnish, or shall cause to be furnished, to the Distributor or its designee, each piece of sales literature or other promotional material that the Company develops and in which the Fund (or a Designated Portfolio thereof) the Distributor or the Adviser is named. No such material shall be used until approved by the Distributor or its designee, and the Distributor will use its best efforts for it or its designee to review such sales literature or promotional material within five (5) Business Days after receipt of such material. The Distributor or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Fund (ora Designated Portfolio thereof) the Distributor or the Adviser is named, and no such material shall be used if the Distributor' or its designee so objects.

4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund or the Adviser or Distributor in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus or SAI for the Fund shares, as such registration statement and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other(1) promotional material approved by the Fund or its designee, except with the permission of the Fund or its designee.

4.3. The Distributor, or its designee, shall furnish, or cause to be furnished, to the Company, each piece of sales literature or other promotional material that it develops and in which the

Company, and/or the Account, is named. No such material shall be used until approved by the Company, and the Company will use its best efforts to review such sales literature or promotional material within five (5) Business Days after receipt of such material. The Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Company and/or its Account is named, and no such material shall be used if the Company so objects.

4.4. Neither the Distributor, Advisor or Fund shall give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement, prospectus (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered underthe 1933 Act), or SAI for the Contracts, as such registration statement, prospectus, or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company, except with the permission of the Company.

4.5. The Distributor will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other1 promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Designated Portfolios or their shares, promptly after the filing of such document(s) with the SEC or other regulatory authorities.

4.6. The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, promptly after the filing of such document(s) with the SEC or other regulatory authorities. The Company shall provide to the Fund and the Distributor any complaints received from the Contract owners pertaining to the Fund or a Designated Portfolio.

4.7. The Distributor will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Designated Portfolio, and of any material change in the Fund's registration statement, particularly any change resulting in a change to the registration statement or prospectus for any Account. The Distributor will work with the Company so as to enable the Company to solicit proxies from Contract owners, or to make changes to its prospectus or registration statement, in an orderly manner. The Distributor will make reasonable efforts to attempt to have changes affecting Contract prospectuses become effective simultaneously with the annual updates for such prospectuses.

ARTICLE V. FEES AND EXPENSES

5.1. In consideration of the performance of the distribution services as are from time to time agreedby the parties, which services the Company shall cause its affiliated broker/dealer (Security Distributors, Inc. ("SDI")) and underwriter of the Contracts to perform, Distributor will pay SDI a fee of 25 basis points of the average daily value of the Fund's shares invested in by the Company via the Contracts. Distributor shall calculate and pay the amount pursuant to this section no less frequently than calendar quarterly. Although SDI is not a party to this Agreement, the Distributor agrees that SDI is a third-party beneficiary of this Section 5.1.

 5.2. No expenses incident to performance by the Fund or Distributor under this Agreement shall be paid by the Company or the Account. The Distributor shall see to it that all the Fund's shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Distributor, in accordance with applicable state laws prior to their sale. The Distributor shall bear or cause the Fund to bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund's shares.

5.3. The Distributor will pay or cause the Fund to pay the expenses associated with printing, mailing, distributing, solicitation and tabulation of proxy materials to Contract owners with respect to proxies related to the Fund, consistent with applicable provisions of the 1940 Act. The Distributor shall also bear (or cause the Fund to bear) the expense of printing and postage with respect to Fund prospectuses, annual and semi-annual reports and all other Fund reports delivered to existing contract owners with value allocated to one or more Designated Portfolios (regardless of whether such documents are printed by the Fund or the Company).

5.4. The Company shall bear the expense of distributing all prospectuses and reports to prospective Contract owners. The Company shall bear the expense of printing copies of the prospectus for the Contacts for use with prospective Contract owners. The Company shall beat the expenses incident to (including the costs of printing) sales literature and other promotional material that the Company develops and in which the Fund (or a Designated Portfolio thereof) is named.

ARTICLE VI. QUALIFICATION

6.1 The Distributor represents and warrants that the Fund will invest its assets in such a manner as to ensure that the Contracts will be treated as annuity or life insurance contracts, whichever is appropriate, under the Code and the regulations issued thereunder (or any successor provisions). Without limiting the scope of the foregoing, the Distributor represents and warrants with respect to each Designated Portfolio that each Designated Portfolio has complied and will continue to comply with Section 817(h) of the Code and Treasury Regulation SS.1.817-5, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendmentsor other modifications or successor provisions to such Section or Regulations. In the event of a breach of this Article VI, the Distributor will take all reasonable steps (a) to notify the Company of such breach and (b) to cause the Fund to adequately diversify its assets so as to achieve compliance within the grace period afforded by Regulation 1.817-5.

6.2 The Distributor represents and warrants that the Fund is qualified as a regulated investment company under SubchapterM of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code,") and that the Fund will maintain such qualification (under Subchapter M or any successor or similar provisions) and that the Distributor will notify the Company immediately upon having a reasonable basis for believing that the Fund has ceased to so qualify or that it might not so qualify in the future.

6.3 The Company represents that the Contracts are currently, and at the time of issuance shall be, treated as life insurance or annuity insurance contracts, under applicable provisions of the Code, and that it will maintain such treatment, and that it will notify the Fund immediately upon having a reasonable basis for believing the Contracts have ceased to be so treated or that they might not be so treated in the future. The Company agrees that any prospectus offering a contract that is a

"modified endowment contract" as that term is defined in Section 7702A of the Code (or any successor or similar provision), shall identify such contract as a modified endowment contract.

ARTICLE VII. Potential Conflicts

7.1. A majority of the Board of Directors shall consist of persons who are not "interested persons" of the Fund, as defined by Section 2(a)(19) of the 1940 Act, and the rules thereunder and as modified by any applicable orders of the Commission, except that if this condition is not met by reason of the death, disqualification, or bona fide resignation of any Director or Directors, then the operation of this condition shall be suspended: (a) for a period of 45 days if the vacancy or vacancies may be filled by the remaining Directors; (b) for a period of 60days if a vote of shareholders is required to fill the vacancy or vacancies; or (c) for such longer period as the Commission may prescribe by order upon application.

7.2. The Board of Directors will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the Contract owners of all Separate Accounts investing in the Fund and of the Plan participants investing in the Fund. A material irreconcilable conflict may arise for a variety ofreasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter,or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in votinginstructions given by variable annuity Contract owners, variable life insurance Contract owners and trustees of Plans; (f) a decision by an insurer to disregard the voting instructions of Contract owners; or (g) if applicable, a decision by a Plan to disregard voting instructions of Plan participants.

7.3. Participating Insurance Companies, the Adviser or any other investment adviser who may serve as the adviser to any Portfolio in the future, and any Plan that executes a fund participation agreement upon becoming an owner of 10 percent or more of the assets of the Fund (collectively, the "Participants") will report any potential or existing conflicts of interest to the Board of Directors. Participants will be responsible for assisting the Board of Directors in carrying out its responsibilities under these conditions by providing the Board of Directors with all information reasonability necessary for the Board of Directors to consider any issues raised. This responsibility includes, but is not limited to, an obligation by each Participating Insurance Company to inform the Board of Directors whenever voting instructions of Contract owners are disregarded and, if pass-through voting is applicable, an obligation by each Plan to inform the Board of Directors whenever it has determined to disregard Plan participant voting instructions. The responsibility to report such information and conflicts and to assist the Board of Directors will be contractual obligations of all Participating Insurance Companies and Plans with participation agreements, and such agreements shall provide that these responsibilities will be carried out with a view only to the interests of the Plan participants or Contract owners, as appropriate.

7.4. If it is determined by a majority of the Board of Directors, or by a majority of the disinterested Directors, that a material irreconcilable conflict exists, the relevant Participating Insurance Companies and Plans will, at their own expense and to the extent reasonably practicable (as determined by a majority of the disinterested Directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Separate Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including another Portfolio of the Fund, or submitting the question as to whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., variable annuity Contract owners or variable life insurance Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contact owners the option of making such a change; and (b) establishing a new registered management investment company or managed Separate Account. If a material irreconcilable conflict arises because of a decision by a Participating Insurance Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, then that insurer may be required, at the Fund's election, to withdraw the insurer's Separate Account investment in the Fund or relevant Portfolio(s) and no charge or penalty will be imposed as a result of such withdrawal If a material irreconcilable conflict arises because of a Plan's decision to disregard Plan participant voting instructions, if applicable, and that decision represents a minority position or would preclude a majority vote, the Plan may be required, at the Fund's election, to withdraw its investment in the Fund or relevant Portfolio(s) and no charge or penalty will be imposed as a result of such withdrawal. The responsibility to take remedial action in the event of a determination by the Board of Directors of a material irreconcilable conflict and to bear the cost of such remedial action will be a contractual obligation of all Participating Insurance Companies and Plans under their agreements governing participation in the Fund, and these responsibilities will be carried out with a view only to the interests of Contract owners and Plan participants.

7.5. For purposes of Condition 4, a majority of the disinterested Directors will determine whether or not any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Fund or the Adviser be required to establish a new funding medium for any Contract. No Participating Insurance Company shall be required by Condition 4 to establish a new funding medium for any Contact if any offer to do so has been declined by vote of a majority of the Contract owners materially and adversely affected by the material irreconcilable conflict. Further, no Plan shall be required by Condition 4 to establisha new funding medium for such Plan if (a) a majority of Plan participants materially and adversely affected by the irreconcilable material conflict vote to decline such offer, or (b) pursuant to governing Plan documents and applicable law, the Plan makes such decision without Plan participant vote.

7.6. The determination of the Board of Directors of the existence of a material irreconcilable conflict and its implications will be made known in writing promptly to all Participants.

7.7. Participating Insurance Companies will provide pass-through voting privileges to all Contact owners so long as the Commission continues to interpret the 1940 Act as requiring pass-through voting privileges for Contract owners. Accordingly, Participating Insurance Companies will vote shares of the Fund held in their Separate Accounts in a manner consistent with voting instructions timely-received from Contract owners. Each Participating Insurance Company will also vote shares of the Fund held in its Separate Accounts for which no voting instructions from Contract owners are timely-received in the same proportion as those shares of the Fund for which voting instructions from Contract owners are timely-received. Participating Insurance Companies will be responsible for assuring that each of their Separate Accounts participating in the Fund calculates voting privileges in a manner consistent with other Participating Insurance Companies. The obligation to calculate voting privileges in a manner consistent with all other Separate Accounts investing in the Fund will be a contractual obligation of all Participating Insurance Companies under their agreements governing their participation in the Fund. Each Plan will vote as required by applicable law and governing Plan documents.

7.8. All reports of potential or existing conflicts received by the Board of Directors, and all action by the Board of Directors with regard to determining the existence of a conflict, notifying Participants of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the meetings of the Board of Directors or other appropriate records, and such minutes or other records shall be made available to the Commission upon request.

7.9. The fund will notify all Participating Insurance Companies that separate account disclosure in their respective Separate Account prospectuses may be appropriate to advise accounts regarding the potential risks of mixed and shared funding. The Fund shall disclose in its prospectus that (a) the Fund is intended to be a funding vehicle for variable annuity and variable life insurance contracts offered by various insurance companies and for Plans; (b) due to differences of tax treatment and other considerations, the interests of various Contract owners participating in the Fund and the interests of Plans investing in the Fund may conflict; and (c) the Board of Directors will monitor events in order to identify the existence of any material irreconcilable conflicts and to determine what action, if any, should be taken in response to any such conflict.

7.10. The Fund will comply with all provisions of the 1940 Act that require voting by shareholders (which, for these purposes, will be the persons having a voting interest in the shares of the Fund), and, in particular, the Fund will provide for annual shareholder meetings (except insofar as the Commission may interpret Section 16 of the 1940 Act not to require such meetings) and comply with Section 16(a) of the 1940 Act and, if and when applicable, Section 16(b) of the 1940 Act. Further, the Fund will act in accordance with the Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of Directors and with whatever rules the Commission may promulgate with respect thereto.

7.11. If and to the extent that Rule 6e-2 or 6e-3(T) under the 1940 Act is amended, or proposed Rule 6e-3 under the 1940 Act is adopted, to provide exemptive relief from any provision of the 1940 Act, or the rules promulgated thereunder, with respect to mixed or shared funding, on terms and conditions materially different from any exemptions granted in the order requested in the application, then the Fund and/or Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with such Rules 6e-2 and 6e-3(T), as amended, or proposed Rule 6e-3 as adopted, to the extent that such rules are applicable.

7.12. The Participants, at least annually, will submit to the Board of Directors such reports, materials, or data as the Board of Directors may reasonably request so that the Board of Directors may fully carry out the obligations imposed upon it by the conditions contained in the application. Such reports, materials, and data will be submitted more frequently if deemed appropriate by the Board of Directors. The obligations of the Participants to provide these reports, materials, and data to the Board of Directors, when the Board of Directors so reasonably requests, shall be a contractual obligation of all Participants under their agreements governing participation in the Fund.

7.13. If a Plan should ever become a holder of ten percent or more of the assets of the Fund, such Plan willexecute a participation agreement with the Fund that includes conditions set forth herein to the extent applicable. A Plan will execute an application containing an acknowledgment of this condition upon such Plan's initial purchase of the shares of the Fund.

ARTICLE VIII. INDEMNIFICATION

8.1 INDEMNIFICATION BY THE COMPANY

8.1(a) The Company agrees to indemnify and hold harmless both the Distributorand the Fund and each of its trustees/directors and officers, and each person, if any, who controls the Fund or Distributor within the meaning of Section 15 of the 1933 Act or who is under common control with the Fund or the Adviser (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or' litigation (including legal and other expenses), to whichthe Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(i) arise out of or are based upon any untrue statement or alleged untrue statements of any material fact contained in the registration statement, prospectus (which shall include a written description of a Contract that is notregister ed under the 1933 Act), or SAI for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf ofthe Fund or the Distributor for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts, or

(ii) arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or its agents or persons under the Company's authorization or control, with respect to the sale or distribution of the Contracts, or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI of the Fund or in sales literature; or

(iv) arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

(v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company;

as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1 (c) hereof.

8.1(b). The Company shall notbe liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Patty's duties or by reason of such Indemnified Patty's reckless disregard of its obligations or duties under this Agreement.

8.l(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Patty shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.l(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

8.2 INDEMNIFICATION BY THE DISTRIBUTOR

8.2(a). The Distributor agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii) arise out of or as a result of statements or representations by or on behalf of the Fund or the Distributor (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Fund or the Distributor) or wrongful conduct of the Distributor or the Fund with respect to the sale or distribution of the Contracts or Fund shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Distributor or the Fund; or

(iv) arise as a result of any failure by the Fund or the Distributor to provide the services and furnish the materials under the terms of this Agreement (including a failure of the Fund, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(v) arise out of or result from any material breach of any representation and/or warranty made by or on behalf of the Distributor or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by or on behalf of the Distributor or the Fund; as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof

8.2(b). The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance or such Indemnified Party's duties or by reason of such Indemnified Patty's reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

8.2(c). The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party, the Distributor will be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof with counsel reasonably satisfactory TO the party named in the action. After notice from the Distributor to such party of the Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.2(d). The Company agrees promptly to notify me Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

ARTICLE IX. APPLICABLE LAW

9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York, without regard to the conflict of laws provisions thereof.

9.2. This Agreement shall be subject to the provisions of the 1933 and 1940 Acts as well as the Exchange Act of 1934, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith. If, in the future, the Mixed and Shared Funding Order discussed in Article VII should no longer be necessary under applicable law, then Article VII hereof shall no longer apply.

ARTICLE X. TERMINATION

10.1.	This Agreement shall continue in full force and effect until the first to occur of:

(a)	termination by any party, for any reason with respect to some or all Designated Portfolios, by six (6) months advance written notice delivered to the other parties; or

(b)
termination by the Company by written notice to the other parties based upon the Company's determination that shares of the Fund are not reasonably available to meet the requirements of the Contracts; or

(c)
termination by the Company by written notice to the other parties in the event any of the Designated Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or' to be issued by the Company; or

(d)
termination by the Distributor by written notice to the Company in the event that formal administrative proceedings are instituted against the Company by the National Association of Securities Dealers, Inc. (the "NASD"), the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Designated Portfolios' shares; provided, however, that the Fund or Adviser determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

(e)
termination by the Company by written notice to the other parties in the event that formal administrative proceedings are instituted against the Fund or Distributor by the SEC or any state securities department or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Distributor to perform its obligations under this Agreement; or

(f)
termination by the Company by written notice to the other parties in the event that any Designated Portfolio ceases to qualify as a regulated investment company under Subchapter M or fails to comply with the Section 817(h) diversification requirements specified in Article VI hereof, or if the Company reasonably believes that any such Designated Portfolio may fail to so qualify or comply with either provision; or

(g)
termination by Distributor by written notice to the Company, if the Distributor, shall determine, in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(h)
termination by the Company by written notice to the Distributor, if the Company shall determine, in its sole judgment exercised in good faith, that the Distributor has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(i)
termination by the Company upon any substitution of the shares of another investment company or series thereof for shares of a Designated Portfolio of the Fund in accordance with the terms of the Contracts, provided that the Company has given at least 45 days prior written notice to the Distributor of the date of substitution.

10.2. Notwithstanding any termination of this Agreement, the Fund and the Adviser shall, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter refer red to as "Existing Contracts"), unless the Company seeks an order pursuant to Section 26(b) of the 1940 Act to permit the substitution of other securities for the shares of the Designated Portfolios. Specifically, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts (subject to any such election by the Company).

10.3 Notwithstanding any termination of this Agreement, each party's obligation under Article VIII to indemnify the other parties shall survive.

ARTICLE XI. NOTICES

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party

If to the Company:	Security Benefit Life Insurance Company
Attention General Counsel
One Security Benefit Place
Topeka, Kansas 66636-0001

If to the Distributor:	300 First Stamford Place
2nd Fl,
Stamford CT 06902
Attention: Peter Cieszko

ARTICLE XII. MISCELLANEOUS

12.1. All persons dealing with the Fund must look solely to the property of the respective Designated Portfolios listed on Schedule A hereto as though each such Designated Portfolio had separately contracted with the Company and the Adviser forthe enforcement of any claims against the Fund. The parties agree that neither the Board, officers, agents nor shareholders of the Fund assume any personal liability or responsibility for obligations entered into by or on behalf of the Fund.

12.2 Subject to the requirements of legal process and regulatory authority, the Fund and the Adviser shall treat as confidential the names and addresses of the owners of theContracts. Each party shall treat as confidential all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminateor utilize such information without the express written consent of the affected party until such time as such information has come into the public domain.

12.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

12.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby

12.6 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreementor the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Kansas Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable insurance operations of the Company are being conducted in a manner consistent with the Kansas insurance laws and regulations and any other applicable law or regulations.

12.7. The lights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

12.8. This Agreement or any of the lights andobligations hereunder may not be assigned by any party without the prior written consent of all parties hereto other than in accordance with this section. Company represents that it has been informed by Distributor of the proposed transaction between Legg Mason and Citigroup involving the sale of the Adviser to Legg Mason. Company agrees that all of the rights and obligations under this agreement will be automatically assigned to a new principal underwriter and distributor of shares of the Fund upon completion of the proposed transaction between Legg Mason and Citigroup. Distributor agrees to notify Company of the name and address of such new principal underwriter and distributor as soon as reasonably practicable after the closing of the transaction between Legg Mason and Citigroup.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative.

Security Benefit Life	By its authorized officer
Insurance Company	By: /s/ Thomas A. Swank
Title: Sr. VP, CFO & Treasurer
Date: 10/10/05

Citigroup Global Markets, Inc.	By its authorized officer
By: /s/
Title: Managing Director
Date: 9/30/05

September 29, 2005
SCHEDULE A

ACCOUNT(S)	CONTRACT(S)	DESIGNATED PORTFOLIO(S)

SBL Variable Annuity	V6029	Salomon Brothers Variable
Account XVII		Aggressive Growth

Salomon Brothers Variable
Small Cap Growth
SBL Variable Annuity	V6029	Salomon Brothers Variable
Account XIV		Aggressive Growth

Salomon Brothers Variable
Small Cap Growth
SBL Variable Annuity	V6025, V6022, V6028	Salomon Brothers Variable
Account VIII		Aggressive Growth

Salomon Brothers Variable
Small Cap Growth
Variflex Separate Account	V6016, V6019, V6023,	Salomon Brothers Variable
	GV6023, GVC6023,	Aggressive Growth
GV6317, GV6322,
	V2500	Salomon Brothers Variable

CUSIP NUMBERS

SALOMON BROTHERS VARIABLE AGGRESSIVE GROWTH - 9700N845
SALOMON BROTHERS VARIABLE SMALL CAP GROWTH - 79548J796

A-1

FIRST AMENDMENT TO
PARTICIPATION AGREEMENT

This First Amendment to Participation Agreement (“Amendment”) is entered into by and among Legg Mason Investor Services, LLC, (the “Distributor”), and Security Benefit Life Insurance Company, (the “Company” or “You”).

WHEREAS, the parties entered into a Participation Agreement dated September 29, 2005, (the “Agreement”);

WHEREAS, the parties desire to amend Agreement;

NOW, THEREFORE, in consideration of these premises and the terms and conditions set forth herein, the parties agree as follows:

1.      The Agreement is amended by deleting the existing Schedule A and replacing it with the Schedule A attached hereto.

2.      Other Terms.

         Other than the foregoing, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect and are ratified and confirmed in all respects by the parties to this Amendment.

         For the purpose of referring to this Agreement, the date of this Agreement shall be the date of acceptance by Legg Mason Investor Services, LLC.

Legg Mason Investor Services, LLC	Security Benefit Life Insurance Company

By:	/S/	By:	/S/
Name:	Joel Sauber	Name:	Thomas A. Swank
Title:	Managing Director	Title:	SVP, CFO & Treasurer
Date:	4/9/07	Date:	February 21, 2007

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Schedule A

Account(s)	Contract(s)	Designated Portfolio(s)
SBL Variable Annuity Account XVII	V6029	Legg Mason Partners Variable Aggressive Growth Legg Mason Partners Variable Small Cap Growth Legg Mason Partners Variable Global High Yield Bond
SBL Variable Annuity Account XIV	V6029	Legg Mason Partners Variable Aggressive Growth Legg Mason Partners Variable Small Cap Growth Legg Mason Partners Variable Global High Yield Bond
SBL Variable Annuity Account VIII	V6025, V6022, V6028	Legg Mason Partners Variable Aggressive Growth Legg Mason Partners Variable Small Cap Growth Legg Mason Partners Variable Global High Yield Bond
Variflex Separate Account	V6016, V6019, V6023, GV6023, GVC6023, GV6317, GV6322, V2500	Legg Mason Partners Variable Aggressive Growth Legg Mason Partners Variable Small Cap Growth Legg Mason Partners Variable Global High Yield Bond

2

SECOND AMENDMENT TO
PARTICIPATION AGREEMENT

This Second Amendment to Participation Agreement (“Amendment”) is entered into by and among Legg Mason Investor Services, LLC, (the “Distributor” or “We”) and Security Benefit Life Insurance Company, (the “Company” or “You”).

WHEREAS, the parties entered into a Participation Agreement dated September 29, 2005, as amended April 9, 2007 (the “Agreement”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement;

WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (collectively, the “Contracts”) to be offered by insurance companies that have entered into participation agreements with the Fund, the Adviser and the Distributor;

WHEREAS, the parties desire to amend the Agreement;

NOW, THEREFORE, in consideration of these premises and the terms and conditions set forth herein, the parties agree as follows:

1.         Schedule A of this Amendment, attached hereto, supersedes and replaces in its entirety the Schedule A of the Agreement.

2.   The Company represents that the Company does not make the Fund available as an investment vehicle for any clients of the Company other than through Contracts.

3.   The Company represents that the Contracts are currently treated as endowment, annuity or life insurance contracts, under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Funds and the Distributor immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

4.   Section 2.7 of the Participation Agreement dated September 29, 2005 shall be deleted in its entirety and replaced by the following:

The Company represents and warrants that it is currently in compliance, and will remain in compliance, with all applicable anti-money laundering laws, regulations, and requirements, including the USA PATRIOT Act.  In addition, the Company represents and warrants that it has adopted and implemented policies and procedures reasonably designed to achieve compliance with the applicable requirements administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury.

5.	Other Terms.

Other than the foregoing, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect and are ratified and confirmed in all respects by the parties to this Amendment.

1

For the purpose of referring to this Amendment, the date of this Amendment shall be the date of acceptance by Legg Mason Investor Services, LLC.

Legg Mason Investor Services, LLC	Security Benefit Life Insurance Company

By:	/S/	By:	/S/
Name:	Thomas Hirschmann	Name:	Douglas Wolff
Title:	MANAGING DIRECTOR	Title:	Senior VP
Date:	12/28/10	Date:	1/5/11

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SCHEDULE A

PORTFOLIOS AVAILABLE UNDER THE CONTRACTS

Trust Name	Fund Name/Class	CUSIP
Legg Mason Partners Variable Equity Trust	Legg Mason ClearBridge Variable Aggressive Growth Portfolio Class II	52467X872
Legg Mason Partners Variable Equity Trust	Legg Mason ClearBridge Variable Appreciation Portfolio Class II	52467W825
Legg Mason Partners Variable Equity Trust	Legg Mason ClearBridge Variable Equity Income Builder Portfolio Class II	52467W205
Legg Mason Partners Variable Equity Trust	Legg Mason ClearBridge Variable Fundamental All Cap Value Portfolio Class II	52467W841
Legg Mason Partners Variable Equity Trust	Legg Mason ClearBridge Variable Large Cap Growth Portfolio Class II	52467X864
Legg Mason Partners Variable Equity Trust	Legg Mason ClearBridge Variable Large Cap Value Fund Portfolio Class II	52467M827
Legg Mason Partners Variable Equity Trust	Legg Mason ClearBridge Variable Mid Cap Core Class II	52467X856
Legg Mason Partners Variable Equity Trust	Legg Mason ClearBridge Variable Small Cap Growth Portfolio Class II	52467M819
Legg Mason Partners Variable Income Trust	Legg Mason Western Asset Variable Global High Yield Bond Portfolio Class II	52467K821
Legg Mason Partners Variable Income Trust	Legg Mason Western Asset Variable Strategic Bond Portfolio Class II	52467K797

3